Terms Sheet

Borrower: Inventory Management Systems, Inc.
          Alliance Inventory Management, Inc.

Purpose: Finance working capital needs

Loan Amount: $5,000,000

Loan Type: Line of Credit

Interest Rate:

Prime Rate: NationsBank's Prime Rate plus .75%, varying from time to time on the day of each change in NationsBank's Prime Rate.

Usage Fee Borrower will pay a quarterly fee of .20% of the average daily unused portion of the Loan during the previous quarter. The Borrower may at any time reduce the amount of the Loan and the obligation to pay a usage fee shall thereupon be reduced correspondingly.

Repayment:

Interest accrued on the outstanding principal balance, payable monthly.

Principal, payable in full at maturity at 5/31/98.

Prepayment Penalties:

Prepayments may be made in whole or in part at any time on any Loan for which the Rate is based on the Prime Rate or LIBOR.

Collateral:

Personal Property: A first priority security interest in all accounts receivable chattel paper, fixtures inventory, equipment, general intangibles owned by Borrower or hereafter acquired and all replacements and substitutions thereof and proceeds thereof.

Requirements Related to Collateral:
Commercial Credit Services Audit
     The loan will be governed by a Borrowing Base Agreement. An audit by the Bank's Commercial Credit Services department at the Borrower's expense, must be performed before the proposed loan could be closed and before the details of the Borrowing Base can be defined. Those details include eligibility of and advance rates on receivables and inventory, the type of reporting required, the frequency of that reporting and the frequency of required subsequent audits.

To the extent the total of advances outstanding hereunder at any time exceeds the Borrowing Base, Borrower shall immediately prepay this Loan to such extent.

SURVIVAL

This commitment letter shall constitute a Loan Document and shall survive the execution and delivery of the definitive Loan Documents.

EXPIRATION/RENEWAL CLAUSES:

Any commitment to advance funds under the Loan shall expire on May 31, 1998 and the Bank shall have no further obligation to extend credit. Any renewal, extension of maturity and/or expiration date, or increase in amount of this Loan by the Bank shall be governed by the terms of this commitment unless otherwise agreed to by the Bank, in writing.

CONDITIONS TO FIRST ADVANCE:

Prior to the making by the Bank of the first advance to the Borrower, the following conditions precedent shall have been satisfied.

The Bank shall have received, duly executed, all Loan Documents and any other documents and instruments necessary or advisable in connection with the Loan, all of which shall be in form and substance satisfactory to the Bank and its counsel.

The financing statements, notices and other documents and instruments deemed by the Bank and its counsel to be necessary or advisable in connection with the collateral described herein shall have been recorded or filed in all necessary places by closing.

CONDITIONS TO EACH ADVANCE:

Prior to the disbursement by the Bank of any advances to Borrower under this Loan, the Bank shall have determined that there shall exist no event of default except those that Bank has agreed in writing to forbear; the representations and warranties contained in the Loan documents shall be true and accurate as of the date of such advance; there shall have occurred no material adverse change in the financial condition of the Borrower or any other person liable for repayment of the Loan; and the Bank shall have determined that the prospect of payment or performance of the Loan has not been materially impaired.

Guarantors:

Take-two Interactive Software, Inc.

Reporting Requirements: The Borrower will submit to the Bank the following:

1. QUARTERLY within 60 days of the end of each QUARTER, internally prepared financial statements of the Borrower, including a balance sheet and income statements; and

2. Annually, within one hundred fifty (150) days following the end of the Borrower's fiscal year, a balance sheet and income statement prepared in accordance with generally accepted accounting principles on an audited basis by an independent certified public accountant acceptable to the Bank, including statements of financial condition, income, cash flows and changes in shareholders' equity.

3. Reports showing a detailed aging of accounts receivable, an inventory accounting and a borrowing base certificate as defined in the borrowing base agreement.

4. An audit by the Bank's Commercial Credit Services department. Said audit would determine the frequency of such reporting and the need for subsequent audits.

5. In addition, the Borrower shall submit a projected balance sheet prior to closing, reflecting the acquisition of L&J Marketing d/b/a Alliance Distributors.

The Guarantor will submit to the Bank the following:

1. Annually, within one hundred fifty (150) days following the end of the Guarantor's fiscal year, a balance sheet and income statement prepared in accordance with generally accepted accounting principles on an audited basis by an independent certified public accountant acceptable to the Bank, including statements of financial condition, income, cash flows and changes in shareholders' equity.

2. Quarterly 1OQ's

Financial Covenants:

Tangible Capital Funds:

Upon receipt of the projected balance sheet, a minimum Tangible Capital Funds covenant will be established.

Tangible Capital Funds shall be as defined by Generally Accepted Accounting Principles.

REPRESENTATIONS AND WARRANTIES:

Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. Borrower is in compliance with all laws and regulatory requirements to which it is subject.

Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since October 31, 1997.

Environmental Compliance. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

Continuation of Representation and Warranties. All representations and warranties made under this Letter of Commitment shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.


AFFIRMATIVE COVENANTS:

Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, without limiting any requirement of any other Loan
Documents:

Comply with all statutes and government regulations in all material respects Pay all taxes when due.
Maintain its corporate existence.
Maintain insurance in amounts and with coverage's acceptable to the Bank. Maintain its property in good condition.

From time to time provide the Bank with such other information as the Bank may reasonably request and allow the Bank to inspect all records and property as it may reasonably request.
Continue to operate its business.
Inform Bank of potential or contingent liabilities in excess of $100,000 not incurred in ordinary course of business.
Investments limited to United States government obligations or subsidiary stock.

NEGATIVE COVENANTS:

Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

Make any material change in the management or ownership.

Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or from or acquire any subsidiary.

Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

Make any loan or advance to any individual, partnership, corporation or other entity in the aggregate of $30,000.00 in each fiscal year and not already disclosed to the Bank.

Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its common stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of common stock of or any partnership interest in Borrower if such distribution shall cause the Borrower to be in default of its financial covenants.

EVENTS OF DEFAULT:

The Borrower shall be in default under this Commitment and under any and all promissory notes executed by Borrower in favor of Bank and any and all other documents, instruments, deeds of trust, mortgages, security agreements, guarantees executed and or delivered by Borrower in connection with the Loan if it shall default in the payment of any amounts due and owing under the Loan and such payment default is not cured within ten (10) days or should it fail to timely and properly perform, keep and observe any other item, covenant, agreement or condition in any Commitment made to Borrower or any of the Loan Documents and such failure is not cured within thirty (30) days, or the failure to pay or perform any obligations, liability or indebtedness of Borrower or any endorser hereof to any affiliate of Bank which failure is not cured within any applicable cure period under any other agreement, note or instrument now or hereafter existing whether upon demand, at maturity or by acceleration.

REMEDIES UPON DEFAULT

If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the loan Documents as well as all rights and remedies available at law or in equity.

CLOSING COSTS AND EXPENSES:

The Borrower shall pay all costs and expenses incurred by the Bank in connection with the Bank's review, due diligence and closing of the Loans, including attorney's fees (to include outside counsel fees and all allocated costs of Bank's in-house Counsel if permitted by applicable law) incurred by the Bank in connection with the negotiation and preparation of the Loan Documents, the costs of any environmental investigation and audit, appraisal, title insurance premiums, survey and inspection fees, field exam of collateral, whether or not the Loans actually close.

MATERIAL ADVERSE CHANGE:

This commitment may be terminated, in the sole discretion of the Bank, upon the occurrence of a material adverse change in the financial condition of the Borrower or any other person liable to the Bank for the repayment of this loan.

GOVERNING LAW:

This commitment and the Loan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to choice of law principles).

NON-ASSIGNABLE:

This commitment and the right of Borrower to receive loans hereunder may not be assigned by Borrower.


ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE AND ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL

ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR
(II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES..

EXPIRATION:

This commitment is to be closed within fifteen (15) days of the acceptance data. Should this commitment not be accepted by the expiration date or such later date agreed to in writing, and not closed within fifteen (15) days of the acceptance date, then the Bank shall have no further obligation to extend credit hereunder.

The terms and conditions set forth above are accepted this _____ day of ____________, 19__.



Inventory Management Systems, Inc.



By: David P. Clark
    ------------------------------

Title:  President
        --------------------------


Alliance Inventory Management, Inc.



By: Ryan A. Brant
    ------------------------------

Title:  Director/CEO
        --------------------------



Guarantor:
Take-Two Interactive Software, Inc.



By: Ryan A. Brant
    ------------------------------

Title:  CEO
        --------------------------

NationsBank, N.A.
                                 Promissory Note


Date December 23, 1997                               Maturity Date May 31, 1998
                    [ ] New [x] Renewal Amount $ 5,000,000.00

================================================================================
Bank:                                        Borrower:

NationsBank, N.A.
Banking Center:                              INVENTORY MANAGEMENT SYSTEMS, INC.
                                             AND ALLIANCE INVENTORY MANAGEMENT,
  Mid-Atlantic Commercial Banking            INC.
  1111 East Main Street                      2900 Polo Parkway
  Richmond, VA 23219-3500                    Midlothian, VA 23113

  County: Independent City of Richmond

                                             County: Chesterfield
================================================================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of ----FIVE MILLION AND NO/100-----Dollars ($5,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply, to this transaction.]

1. Rate

Prime Rate. The Rate shall be the Prime Rate, plus 0.75 percent, per annum. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the Commonwealth of Virginia; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be: N/A.

3. Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: N/A.

In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due end payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

Single Principal Payment. Principal shall be paid in full in a single payment on May 31, 1998. Interest thereon shall be paid monthly commencing on January 31, 1998, and continuing on the same day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5.   Revolving Feature.

[X] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bunk, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

     [_] Uncommitted Facility. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

     [_] Out-Of-Debt Period. For a period of at least __ consecutive days during
     [_] each fiscal year, [_] any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6. Automatic Payment.

[X] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number 4113623802. This authorization shall not effect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on

   VA041                               1                      Approved: 09-21-95
                                                               Revised: 06-26-96
the due date thereof, or if Bank fails to debit the account.

7. Waivers, Consents and Covenants. Borrower, any indorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way effect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding as may be determined reasonable by any arbitrator or court.

8. Prepayments. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or an such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

9. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

10. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of NationsBank Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party,
(c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obliger with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (i) the entry of a judgment against any Obliger which Bank deems to be of a material nature, in Bank's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment, or attachment, or any turnover order for any property of any Obliger; (k) the determination by Bank that it is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obliger; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

11. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

13. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the Commonwealth of Virginia. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the Commonwealth of Virginia or the United States located within the Commonwealth of Virginia and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or

    VA041                              2                      Approved: 09-21-95
                                                               Revised: 06-26-96
exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

16. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THIS FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

                                       Corporate or Partnership Borrower

                                       INVENTORY MANAGEMENT SYSTEMS, INC.



                                       By: /s/ David P. Clark             (Seal)
                                          --------------------------------
                                       Name: DAVID P. CLARK
                                       Title: PRESIDENT


                                       /s/ Barbara A. Ras
                                       -----------------------------------------
                                       Attest (If Applicable)


                                       (Corporate Seal)


                                       ALLIANCE INVENTORY MANAGEMENT, INC.


                                       By: /s/ David P. Clark             (Seal)
                                          --------------------------------
                                       Name:
                                       Title:


                                       Pres.
                                       -----------------------------------------
                                       Attest (If Applicable)


                                       [Corporate Seal]

    VAO41                              3                      Approved: 09-21-95
                                                               Revised: 06-26-96

NationsBank, N.A.
                                                               Customer # 533966

                                                          Date December 23, 1997

                               Security Agreement

================================================================================
Bank/Secured Party:                        Debtor(s)/Pledgor(s):

NationsBank, N.A.
Banking Center:                              INVENTORY MANAGEMENT SYSTEMS, INC.
                                             2900 Polo Parkway
  Mid-Atlantic Commercial Banking            Midlothian, VA 23113
  1111 East Main Street
  Richmond, VA 23219-3500

  County: Independent City of Richmond       County: Chesterfield

================================================================================
Debtor/Pledgor is: Corporation
Address is Debtor's: Place of Business
Collateral (hereinafter defined) is located at:  Virginia
________________________________________________________________________________
________________________________________________________________________________

================================================================================

1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor/Pledgor (hereinafter referred to as "Debtor") assigns and grants to Bank (also known as Secured Party), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. Collateral. A security interest is granted in the following collateral described in this Item 2 (the "Collateral"):

     A. Types of Collateral

          Accounts: Any and all accounts and other rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising.

          Inventory:

          Blanket Lien: Any and all of Debtor's goods held as inventory, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory including the following (attach schedule if necessary): n/a

     B. Substitutions, Proceeds and Related Items. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments, redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

     C. Balances and Other Property. The balance of every deposit account of Debtor maintained with Bank and any other claim of Debtor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

3. Description of Obligation(s). The following obligations ("Obligation" or "Obligations") are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising directly or indirectly between Debtor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) All costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All debt, obligations and liabilities of Alliance Inventory Management, Inc. to Bank of the kinds described in this Item 3, now existing or hereafter arising; (d) All other costs and attorney's fees incurred by Bank, for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents (hereinafter defined), together with interest at the maximum rate allowed by law, or if none, 25% per annum; and (e) All amounts which may be owed to Bank pursuant to all other Loan Documents executed between Bank and any other Debtor. If Debtor is not the obligor of the Obligation, and in the

    VAO7I                                                      Approved: 7/01/95
                                       1                        Revised: 6/28/96
event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

4. Debtor's Warranties. Debtor hereby represents and warrants to Bank as follows:

     A. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

     B. Ownership. Debtor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder.

     C. Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

     D. Claims of Debtors on the Collateral. All account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

     E. Environmental Compliance. The conduct of Debtor's business operations and the condition of Debtor's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any material defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

     F. Power and Authority. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. Debtor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

     A. Obligation and This Agreement. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

     B. Ownership and Maintenance of the Collateral. Debtor shall keep all tangible Collateral in good condition. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

     C. Insurance. Debtor shall insure the Collateral with companies acceptable to Bank. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Bank shall approve. All insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, payable to Bank as loss payee, or in other form satisfactory to Bank, and such policies or certificates evidencing the same shall be furnished to Bank. All policies of insurance shall provide for written notice to Bank at least thirty
(30) days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

     D. Bank's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Bank on demand for any costs so incurred.

     E. Information and Inspection. Debtor shall (i) promptly furnish Bank any information with respect to the Collateral requested by Bank; (ii) allow Bank or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) promptly furnish Bank or its representatives such information as Bank may request to identify the Collateral, at the time and in the form requested by Bank; and (iv) deliver upon request to Bank shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

     F. Additional Documents. Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Bank to obtain, maintain, and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

     G. Parties Liable on the Collateral. Debtor shall preserve the liability of all obligors on any Collateral, shall preserve the priority of all security therefor, and shall deliver to Bank the original certificate's of title on all motor vehicles or other titled vehicles constituting the Collateral. Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

     H. Records of the Collateral. Debtor at all times shall maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Bank, and Bank is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

     I. Disposition of the Collateral. If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Bank, and upon request of Bank shall assign or indorse the same to Bank. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Bank, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

     VA071                             2                       Approved: 7/01/95
                                                                Revised: 6/28/96

     J. Accounts. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

     K. Notice/Location of the Collateral. Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

     1. Change of Name/Status and Notice of Changes. Without the written consent of Bank, Debtor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Bank immediately of (i) any material change in the Collateral, (ii) a change in Debtor's residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

     M. Use and Removal of the Collateral. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Bank, except for the sale of inventory in the ordinary course of business.

     N. Possession of the Collateral. Debtor shall deliver all investment securities and other instruments, documents and chattel paper which are part of the Collateral and in Debtor's possession to Bank immediately, or if hereafter acquired, immediately following acquisition, appropriately indorsed to Bank's order, or with appropriate, duly executed powers. Debtor waives presentment, notice of acceleration, demand, notice to dishonor, protest, and all other notices with respect thereto.

     0. Consumer Credit. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal law including but not limited to consumer credit law. Debtor shall hold harmless and indemnify Bank against any cost, loss or expense arising from Debtor's breach of this covenant.

     P. Power of Attorney. Debtor appoints Bank and any officer thereof as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Debtor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

     Q. Waivers by Debtor. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

     R. Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security thereof or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim (or personal judgment against any person for any part of the Obligation or seek to realize upon any other security for :he Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

     S. Collection and Segregation of Accounts and Right to Notify. Bank hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Bank, but Bank may, without cause or notice, curtail or terminate said authority at any time. Upon notice by Bank, whether oral or in writing, to Debtor, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Bank over which Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the indorsement of Debtor where necessary to permit collection of items, which indorsement Debtor agrees to make, and which indorsement Bank is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Bank has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit thereof is made in the special account. Bank will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Bank may in its sole discretion elect. At the sole election of Bank, any portion of said funds on deposit in the special account which Bank shall elect not to apply to the Obligations, may be paid over by Bank to Debtor. At any time, whether Debtor is or is not in default hereunder, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on the Collateral.

     T. Compliance with Commonwealth and Federal Laws. Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

     U. Environmental Covenants. Debtor shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtor's business operations; and
(ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost, recovery, compensation, loss or injury resulting from any Hazardous Materials. Debtor shall immediately notify Bank of any remedial action taken by Debtor with respect to Debtor's business operations. Debtor will not use or permit any other party to use any Hazardous Materials at any of Debtor's places of business or at any other property owned by Debtor except such materials as are incidental to Debtor's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Debtor agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Debtor's places of business or any other property of Debtor at any reasonable times upon three (3) days prior notice for the purposes of conducting

     VA071                             3                       Approved: 7/01/95
                                                                Revised: 6/28/96
an environmental investigation and audit (including taking physical samples) to insure that Debtor is complying with this covenant and Debtor shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Debtor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Debtor's business operations within five
(5) days of the request therefor.

6.   Rights and Powers of Bank.

     A. General. Bank, before or after default, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Bank; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Bank may determine. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option (i) protect only Bank and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided. The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof.

     B. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

7.   Default.

     A. Event of Default. An event of default ("Event of Default") shall occur if: (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of Bank, there is insufficient insurance coverage; (ii) Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Debtor and Bank or between Bank and any other obligor on the Obligation, including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the "Loan Documents"); (iii) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of NationsBank Corporation; (iv) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any lease agreement between such party and any lessor pertaining to premises at which any Collateral is located or stored, or (v) Debtor or such other obligor abandons any leased premises at which any Collateral is located or stored and the Collateral is either moved without the prior written consent of Bank or the Collateral remains at the abandoned premises.

     B. Rights and Remedies. If any Event of Default shall occur, than, in each and every such case, Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of that Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Bank's option:

     i. Acceleration. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

     ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Bank; (c) in Bank's own name, or in the names of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights: (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Bank (or to any assignee of Bark or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (f) take any other action which Bank deems necessary or desirable to protect end realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under any other provision of this Agreement. Under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Virginia (hereinafter referred to as the "UCC")). In taking possession of the Collateral Bank may enter Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace. Debtor shall, upon Bank's demand, promptly make the Collateral or other security available to Bank at a place designated by Bank, which place shall be reasonably convenient to both parties.

Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Bank's willful and malicious act. Bank shall have no duty to take any action to preserve or collect the Collateral.

     iii. Receiver. Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

     iv. Right of Set Off. Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or any of Bank's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.


     VA071                             4                       Approved: 7/01/95
                                                                Revised: 6/28/96

Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Bank may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Bank and its officers and representatives from and against any end all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable".

8.   General.

     A. Parties Bound. Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

     B. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent end shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

     C. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

     D. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict,
Article 9 definitions apply.

     E. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to this address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

     F. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor end Bank. The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

     G. Applicable Law and Partial Invalidity. This Agreement has been delivered in tie Commonwealth of Virginia and shall be construed in accordance with the laws of that Commonwealth. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     H. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     I. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S/ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     i. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     ii. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED

     VA071                             5                       Approved: 7/01/95
                                                                Revised: 6/28/96

TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT To SUCH REMEDIES.

     J. Controlling Document. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

     K. Execution Under Seal. This Agreement is being executed under seal by Debtor(s).

     L.   Additional   Provisions.   See  Schedule  "__"  attached   hereto  and
incorporated hereunder for all purposes.

     M. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

Bank/Secured Party:                    Corporate or Partnership Debtor Pledgor

NationsBank, N.A.                      INVENTORY MANAGEMENT SYSTEMS, INC.


By:                                    By: /s/ David P. Clark
   ----------------------------            -------------------------------
Name:  AUSTIN B. WELDER                Name:  DAVID P. CLARK

Title: ASSISTANT VICE PRESIDENT        Title: PRESIDENT


                                       /s/ Barbara A. Ras
                                       -----------------------------------
                                       Attest (If Applicable)


                                       [Corporate Seal]




     VA071                             6                       Approved: 7/01/95
                                                                Revised: 6/28/96

NationsBank, N.A.
                                                               Customer # 533966
                                                         Date: December 23, 1997

                               Security Agreement

================================================================================
Bank/Secured Party:                         Debtor(s)/Pledgor(s):

NationsBank, N.A.                           ALLIANCE INVENTORY MANAGEMENT, INC.
Banking Center:                             Take-Two Interactive Software, Inc.
  Mid-Atlantic Commercial Banking           575 Broadway
  1111 East Main Street                     New York, New York 10012
  Richmond, VA 23219-3500
  County: Independent City of Richmond      County: New York

================================================================================
Debtor/Pledgor is: Corporation
Address is Debtor's: Place of Business
Collateral (hereinafter defined) is located at: New Jersey (Hudson County)
______________________________________________________________________________
_____________________________________________________

================================================================================

1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor/Pledgor (hereinafter referred to as "Debtor") assigns and grants to Bank (also known as "Secured Party"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. Collateral. A security interest is granted in the following collateral described in this Item 2 (the "Collateral"):

     A. Types of Collateral

          Accounts: Any and all accounts and other rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising.

          Inventory:

          Blanket Lien: Any and all of Debtor's goods held as inventory, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtor's business, along with all documents (including documents of title) covering such inventory including the following (attach schedule if necessary): n/a

     B. Substitutions, Proceeds and Related Items. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments: redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

     C. Balances and Other Property. The balance of every deposit account of Debtor maintained with Bank and any other claim of Debtor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Bank or any of its agents or affiliates for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

     3. Description of Obligation(s). The following obligations ("Obligation" or "Obligations") are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising directly or indirectly between Debtor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) All costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All debt, obligations and liabilities of Inventory Management Systems, Inc. to Bank of the kinds described in this Item 3., now existing or hereafter arising; (d) All other costs and attorney's fees incurred by Bank, for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents (hereinafter defined), together with interest at the maximum rate allowed by law, or if none, 25% per annum; and (e) All amounts which may be owed to Bank pursuant to all other Loan Documents executed between Bank end any other Debtor. If Debtor is not the obligor of the Obligation, and in the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

4. Debtor's Warranties. Debtor hereby represents and warrants to Bank as follows:

     A. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

     B. Ownership. Debtor owns, or will use the proceeds of any loans by Bank to became the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder.

     C. Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

     D. Claims of Debtors on the Collateral. All account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

     E. Environmental Compliance. The conduct of Debtor's business operations and the condition of Debtor's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

     F. Power and Authority. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. Debtor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

     A. Obligation and This Agreement. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

     B. Ownership and Maintenance of the Collateral. Debtor shall keep all tangible Collateral in good condition. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

     C. Insurance. Debtor shall insure the Collateral with companies acceptable to Bank. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Bank shall approve. All insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, payable to Bank as loss payee, or in other form satisfactory to Bank, and such policies or certificates evidencing the same shall be furnished to Bank. All policies of insurance shall provide for written notice to Bank at least thirty
(30) days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

     D. Bank's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Bank on demand for any costs so incurred.

     E. Information and Inspection. Debtor shall (i) promptly furnish Bank any information with respect to the Collateral requested by Bank; (ii) allow Bank or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) promptly furnish Bank or its representatives such information as Bank may request to identify the Collateral, at the time and in the form requested by Bank; and (iv) deliver upon request to Bank shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

     F. Additional Documents. Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Bank to obtain, maintain, and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

     G. Parties Liable on the Collateral. Debtor shall preserve the liability of all obligors on any Collateral, shall preserve the priority of all security therefor, and shall deliver to Bank the original certificates of title on all motor vehicles or other titled vehicles constituting the Collateral. Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

     H. Records of the Collateral. Debtor at all times shall maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Bank, and Bank is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

     I. Disposition of the Collateral. If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Bank, and upon request of Bank shall assign or indorse the same to Bank. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Bank, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

     J. Accounts. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

     K. Notice/Location of the Collateral. Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

     L. Change of Name/Status and Notice of Changes. Without the written consent of Bank, Debtor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Bank immediately of (i) any material change in the Collateral, (ii) a change in Debtor's residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

     M. Use and Removal of the Collateral. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Bank, except for the sale of inventory in the ordinary course of business.

     N. Possession of the Collateral. Debtor shall deliver all investment securities and other instruments, documents and chattel paper which are part of the Collateral and in Debtor's possession to Bank immediately, or if hereafter acquired, immediately following acquisition, appropriately endorsed to Bank's order, or with appropriate, duly executed powers. Debtor waives presentment, notice of acceleration, demand, notice of dishonor, protest, and all other notices with respect thereto.

     O. Consumer Credit. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal law including but not limited to consumer credit law. Debtor shall hold harmless and indemnify Bank against any cost, loss or expense arising from Debtor's breach of this covenant.

     P. Power of Attorney. Debtor appoints Bank and any officer thereof as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Debtor for failure to take any action hereunder. This appointment shill be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

     Q. Waivers by Debtor. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

     R. Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

     S. Collection and Segregation of Accounts and Right to Notify. Bank hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Bank, but Bank may, without cause or notice, curtail or terminate said authority at any time. Upon notice by Bank, whether oral or in writing, to Debtor, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Bank over which Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the indorsement of Debtor where necessary to permit collection of items, which indorsement Debtor agrees to make, and which indorsement Bank is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Bank has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Bank, until deposit thereof is made in the special account. Bank will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Bank may in its sole discretion elect. At the sole election of Bank, any portion of said funds on deposit in the special account which Bank shall elect not to apply to the Obligations, may be paid over by Bank to Debtor. At any time, whether Debtor is or is not in default hereunder, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on the Collateral.

     T. Compliance with Commonwealth and Federal Laws. Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

     U. Environmental Covenants. Debtor shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtor's business operations; and
(ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any  Hazardous  Materials.  Debtor  shall  immediately  notify  Bank of any remedial action taken by Debtor with respect to Debtor's business operations. Debtor will not use or permit any other party to use any Hazardous Materials at any of Debtor's places of business or at any other property owned by Debtor except such materials as are incidental to Debtor's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Debtor agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Debtor's places of business or any other property of Debtor at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Debtor is complying with this covenant and Debtor shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Debtor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Debtor's business operations within five (5) days of the request therefor.

6. Rights and Powers of Bank.

     A. General. Bank, before or after default, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Bank; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Bank may determine. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option (i) protect only Bank and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided. The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof.

     B. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

7. Default.

     A. Event of Default. An event of default ("Event of Default") shall occur if: (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of Bank, there is insufficient insurance coverage; (ii) Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Debtor and Bank or between Bank and any other obligor on the Obligation, including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the "Loan Documents"); (iii) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of NationsBank Corporation; (iv) Debtor or such other obligor shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in any lease agreement between such party and any lessor pertaining to premises at which any Collateral is located or stored; or (v) Debtor or such other obligor abandons any leased premises at which any Collateral is located or stored and the Collateral is either moved without the prior written consent of Bank or the Collateral remains at the abandoned premises.

     B. Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Bank's option:

          i. Acceleration. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

          ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Bank; (c) in Bank's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Bank (or to any assignee of Bank or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (f) take any other action which Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Virginia (hereinafter referred to as the "UCC")). In taking possession of the Collateral Bank may enter Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace. Debtor shall, upon Bank's demand, promptly make the Collateral or other security' available to Bank at a place designated by Bank, which place shall be reasonably convenient to both parties.

     Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Bank's willful and malicious act. Bank shall have no duty to take any action to preserve or collect the Collateral.

          iii. Receiver. Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

          iv. Right of Set Off. Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or any of Bank's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.

Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Bank may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable".

8. General.

     A. Parties Bound. Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

     B. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

     C. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

     D. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict,
Article 9 definitions apply.

     E. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

     F. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Bank. The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

     G. Applicable Law and Partial Invalidity. This Agreement has been delivered in the Commonwealth of Virginia and shall be construed in accordance with the laws of that Commonwealth. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     H. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     I. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          i. SPECIAL RULES. THE ARBITRATION SMALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          ii. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED

     TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     J. Controlling Document. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

     K. Execution Under Seal. This Agreement is being executed under seal by Debtor(s).

     L. Additional Provisions. See Schedule "_" attached hereto and incorporated hereunder for all purposes.

     M. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

Bank/Secured Party:                   Corporate or Partnership Debtor/Pledgor

NationsBank, N.A.                     ALLIANCE INVENTORY MANAGEMENT, INC.

By:                                   By: /s/ David P. Clark              (Seal)
   -----------------------------          --------------------------------
Name:  AUSTIN B. WELDER               Name:

Title: ASSISTANT VICE PRESIDENT       Title:




                                      /s/ Barbara A. Ras
                                      ------------------------------------
                                      Attest (if Applicable)



                                      [Corporate Seal]

NationsBank, N.A.

                                                                Customer #533966

                                                         Date: December 23, 1997

                     Continuing and Unconditional Guaranty

================================================================================
Bank:                                        Guarantor:

NationsBank, N.A.
Banking Center:                              TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                             575 Broadway
  Mid-Atlantic Commercial Banking            New York, NY 10012
  1111 East Main Street
  Richmond, VA 23219-3500

  County: Richmond Independent City          County: New York

================================================================================

     "Borrower": ALLIANCE INVENTORY MANAGEMENT. INC.

1.  Guaranty.  FOR  VALUE  RECEIVED,  and to  induce  NationsBank,  N.A.  (Attn:
Commercial Banking) ("Bank") to make loans or advances or to extend credit or other financial accommodations or benefits, with or without security, to or for the account of Borrower, the undersigned "Guarantor", if more than one, then each of them jointly and severally, hereby irrevocably and unconditionally guarantees to Bank the full and prompt payment when due, whether by acceleration or otherwise, of any and all Liabilities (as hereinafter defined) of Borrower to Bank. This Guaranty is continuing and unlimited as to the amount, and is cumulative to and does not supersede any other guaranties.

Guarantor further unconditionally guarantees the faithful, prompt and complete compliance by Borrower with all Obligations (as hereinafter defined). The undertakings of Guarantor hereunder are independent of the Liabilities and Obligations of Borrower and a separate action or actions for payment, damages or performance may be brought or prosecuted against Guarantor, whether or not an action is brought against Borrower or to realize upon the security for the Liabilities and/or Obligations and whether or not Borrower is joined in any such action or actions, and whether or not notice is given or demand is made upon Borrower.

Bank shall not be required to proceed first against Borrower, or any other person, or entity, whether primarily or secondarily liable, or against any collateral held by it, before resorting to Guarantor for payment, and Guarantor shall not be entitled to assert as a defense to the enforceability of the Guaranty any defense of Borrower with respect to any Liabilities or Obligations.

2. Paragraph Headings, Governing Law and Binding Effect. Guarantor agrees that the paragraph headings in this Guaranty are for convenience only and that they will not limit any of the provisions of this Guaranty. Guarantor further agrees that this Guaranty shall be governed by and construed in accordance with the laws of :he Commonwealth of Virginia and applicable United States federal law. Guarantor further agrees that this Guaranty shall be deemed to have been made in the Commonwealth of Virginia at Bank's address indicated above, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, or the United States courts located within the Commonwealth of Virginia, and is performable in the Commonwealth of Virginia. This Guaranty is binding upon Guarantor, his, their or its executors, administrators, successors or assigns, and shall inure to the benefit of Bank, its successors, indorsees or assigns. Anyone executing this Guaranty shall be bound by the terms hereof without regard to execution by anyone else.

3. Definitions.

     A. "Guarantor" shall mean Guarantor or any one or more of them.

     B. "Liability" or "Liabilities" shall mean without limitation, all liabilities, overdrafts, indebtedness, and obligations of Borrower and/or Guarantor to Bank, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now or hereafter existing, or held or to be held by Bank for its own account or as agent for another or others, whether created directly, indirectly, or acquired by assignment or otherwise, including but not limited to all extensions or renewals thereof, and all sums payable under or by virtue thereof, including without limitation, all amounts of principal and interest, all expenses (including reasonable attorney's fees and cost of collection) incurred in the collection thereof or the enforcement of rights thereunder (including without limitation, any liability arising from failure to comply with state or federal laws, rules and regulations concerning the control of hazardous waste or substances at or with respect to any real estate securing any loan guaranteed hereby), whether arising in the ordinary course of business or otherwise. If Borrower is a partnership, corporation or other entity the term "Liability" or "Liabilities" as used herein shall include all liabilities to Bank of any successor entity or entities.

     C. "Loan Documents" shall mean all deeds to secure debt, deeds of trust, mortgages, security agreements and other documents securing payment of the Liabilities and all notes and other agreements, documents and instruments evidencing or relating to the Liabilities and Obligations.

     D. "Obligation" or "Obligations" shall mean all terms, conditions, covenants, agreements and undertakings of Borrower and/or Guarantor under all notes and other documents evidencing the Liabilities, and under all deeds to secure debt, deeds of trust, mortgages, security agreements and other agreements, documents and instruments executed in connection with the Liabilities or related thereto.

     4. Waivers by Guarantor. Guarantor waives notice of acceptance of this Guaranty, notice of any Liabilities or Obligations to which it may apply, presentment, demand for payment, protest, notice of dishonor or nonpayment of any Liabilities, notice of intent to accelerate, notice of acceleration, and notice of any suit or the taking of other action by Bank against Borrower, Guarantor or any other person, any applicable statute of limitations and any other notice to any party liable on any Loan Document (including Guarantor).

     VA061                            -1-                    Approved: 07/01/95
                                                              Revised:  05/30/96

Each Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by any other Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Bank against Borrower or against any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

Guarantor also waives the benefits of any provision of law requiring that Bank exhaust any right or remedy, or take any action, against Borrower, any Guarantor, any other person and/or property including but not limited to the provisions of the Virginia Code ss.49-25 and the Virginia Code ss.49-26, as amended, or otherwise.

Bank may at any time and from time to time (whether before or after revocation or termination of this Guaranty) without notice to Guarantor (except as required by law), without incurring responsibility to Guarantor, without impairing, releasing or otherwise affecting the Obligations of Guarantor, in whole or in part, and without the indorsement or execution by Guarantor of any additional consent, waiver or guaranty: (a) change the manner, place or terms of payment, or change or extend the time of or renew, or change any interest rate or alter any Liability or Obligation or installment thereof, or any security therefor;
(b) loan additional monies or extend additional credit to Borrower, with or without security, thereby creating new Liabilities or Obligations the payment or performance of which shall be guaranteed hereunder, and the Guaranty herein made shall apply to the Liabilities and Obligations as so changed, extended, surrendered, realized upon or otherwise altered; (c) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Liabilities or Obligations and any offset there against; (d) exercise or refrain from exercising any rights against Borrower or others (including Guarantor) or act or refrain from acting in any other manner; (e) settle or compromise any Liability or Obligation or any security therefor and subordinate the payment of all or any part thereof to the payment of any Liability or Obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; (f) release or compromise any Liability of Guarantor hereunder or any Liability or Obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; or (g) apply any sums from any sources to any Liability without regard to any Liabilities remaining unpaid.

5. Subordination, Upon demand of Bank, Guarantor agrees that it will not demand, take or receive from Borrower, by set-off or in any other manner, payment of any debt, now and at any time or times hereafter owing by Borrower to Guarantor unless and until all the Liabilities and Obligations shall have been fully paid and performed, and any security interest, liens or encumbrances which Guarantor now has and from time to time hereafter may have upon any of the assets of Borrower shall be made subordinate, junior and inferior and postponed in priority, operation and effect to any security interest of Bank in such assets.

6. Waivers by Bank. No delay on the part of Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Guarantor to Bank in any other respect at any other time.

7. Termination. This Guaranty shall be binding on each Guarantor until written notice of revocation signed by such Guarantor or written notice of the death of such Guarantor shall have been received by Bank, notwithstanding change in name, location, composition or structure of, or the dissolution, termination or increase, decrease or change in personnel, owners or partners of Borrower, or any one or more of Guarantors. No notice of revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Liabilities or Obligations that shall have been committed, created, contracted, assumed or incurred prior to receipt of such written notice pursuant to any agreement entered into by Bank prior to receipt of such notice. The sole effect of such notice of revocation or termination hereof shall be to exclude from this Guaranty, Liabilities or Obligations thereafter arising that are unconnected with Liabilities or Obligations theretofore arising or transactions entered into theretofore.

In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Liabilities existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Liabilities existing at that time, but also as to liabilities thereafter incurred by Borrower to Bank.

8. Partial Invalidity and/or Enforceability of Guaranty. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document as it may apply to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

In the event Bank is required to relinquish or return the payments, the collateral or the proceeds thereof, in whole or in part, which had been previously applied to or retained for application against any Liability, by reason of a proceeding arising under the Bankruptcy Code, or for any other reason, this Guaranty shall automatically continue to be effective notwithstanding any previous cancellation or release effected by Bank.

9. Change of Status. Guarantor will not become a party to a merger or consolidation with any other company, except where Guarantor is the surviving corporation or entity, and all covenants under this Guaranty are assumed by the surviving entity. Further, Guarantor may not change its legal structure, without the written consent of Bank and all covenants under this Guaranty are assumed by the new or surviving entity. Guarantor further agrees that this Guaranty shall be binding, legal and enforceable against Guarantor in the event Borrower changes its name, status or type of entity.

10. Financial and Other Information. Guarantor agrees to furnish to Bank any and all financial information and any other information regarding Guarantor and/or collateral requested in writing by Bank within ten (10) days of the date of the request. Guarantor has made an independent investigation of the financial condition and affairs of Borrower prior to entering into this Guaranty, and Guarantor will continue to make such investigation; and in entering into this Guaranty Guarantor has not relied upon any representation of Bank as to the financial condition, operation or creditworthiness of Borrower. Guarantor further agrees that Bank shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower on behalf of Guarantor or to provide Guarantor with any credit or other information which may come to its attention now or hereafter.

     VA061                            -2-                    Approved: 07/01/95
                                                              Revised:  05/30/96

11. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action to the address of Guarantor or Bank, at their respective addresses indicated at the beginning of this Guaranty, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

12. Guarantor Duties. Guarantor shall upon notice or demand by Bank promptly and with due diligence pay all Liabilities and perform and satisfy all Obligations for the benefit of Bank in the event of (a) the occurrence of any default under any Loan Documents; (b) the failure of any Borrower or Guarantor to perform any obligation or pay any liability or indebtedness of any Borrower or Guarantor to Bank, or to any affiliate of Bank, whether under any Note, Guaranty, or any other agreement, now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration); (c) the failure of any Borrower or Guarantor to pay or perform any other liability, obligation or indebtedness of any Borrower or Guarantor to any other party; (d) the death of any Borrower or Guarantor (if an individual); (e) the resignation or withdrawal of any partner or a material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (f) the commencement of a proceeding against any Borrower or Guarantor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Borrower or Guarantor or the merger or consolidation of any Borrower or Guarantor with or into another entity; (g) the insolvency, or the business failure of, or the appointment of a custodian, trustee, liquidator or receiver for or of any of the property of, or the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Borrower or Guarantor; (h) the sole determination by Bank that any representation or warranty to Bank in any Loan Document or otherwise to Bank was untrue or materially misleading when made; (i) the failure of Guarantor or Borrower to timely deliver such financial statements including tax returns and all schedules, or other statements of condition or other information, as Bank shall request from time to time; (j) the entry of a judgment against Borrower or Guarantor which Bank deems to be of a material nature in the sole discretion of Bank; (k) the seizure or forfeiture of any of Borrower or Guarantor's property, or the issuance of any writ of possession, garnishment or attachment, or any turnover order; (l) the sole determination by Bank that Guarantor or Borrower jointly or severally, has suffered a material adverse change in its financial condition; (m) the determination by Bank that for any reason it is insecure; (n) any lien or additional security interest being placed upon any collateral which is security for any Loan Document; or (o) the failure of Borrower's business to comply with any law or regulation controlling the operation of Borrower's business.

13. Remedies. Upon the failure of Guarantor to fulfill its duty to pay all Liabilities and perform and satisfy all Obligations as required hereunder, Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law, and without limiting the generality of the foregoing, Bank may, at its option and without notice or demand: (a) declare any Liability due and payable at once; (b) take possession of any collateral pledged by Borrower or Guarantor wherever located, and sell, resell, assign, transfer and deliver all or any part of said collateral of Borrower or Guarantor at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale, and Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of said collateral to be sold, free from and discharged of all trusts, claims, rights or redemption and equities of Borrower or Guarantor whatsoever; Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and (c) set-off against any or all liabilities of Guarantor all money owed by Bank or any of its agents or affiliates in any capacity to Guarantor whether or not due, and also set-off against all other Liabilities of Guarantor to Bank all money owed by Bank in any capacity to Guarantor, and if exercised by Bank, Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

Bank shall have a properly perfected security interest in all of Guarantor's funds on deposit with Bank to secure the balance of any Liabilities and/or Obligations that Guarantor may now or in the future owe Bank. Bank is granted a contractual right of set-off and will not be liable for dishonoring checks or withdrawals where the exercise of Bank's contractual right of set-off or security interest results in insufficient funds in Guarantor's account. As authorized by law, Guarantor grants to Bank this contractual right of set-off and security interest in all property of Guarantor now or at anytime hereafter in the possession of Bank, including but not limited to any joint account, special account, account by the entireties, tenancy in common, and all dividends and distributions now or hereafter in the possession or control of Bank.

14. Attorney Fees, Cost and Expenses. Guarantor shall pay all costs of collection and reasonable attorney's fees, including reasonable attorney's fees in connection with any suit, mediation or arbitration proceeding, out of Court payment agreement, trial, appeal, bankruptcy proceedings or otherwise, incurred or paid by Bank in enforcing the payment of any Liability or defending this agreement.

15. Collateral. Bank at all times and from time to time shall have the right to require Guarantor to deliver to Bank collateral satisfactory to Bank to secure Guarantor's undertakings hereunder and/or the Liabilities of Guarantor hereunder.

16. Preservation of Property. Bank shall not be bound to take any steps necessary to reserve any rights in any property pledged as collateral to Bank to secure Borrower and/or Guarantor's Liabilities and obligations as against prior parties who may be liable in connection therewith, and Borrower and Guarantor hereby agree to take any such steps. Bank, nevertheless, at any time, may (a) take any action it deems appropriate for the care or preservation of such property or of any rights of Borrower and/or Guarantor or Bank therein; (b) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property pledged as collateral, to Bank to secure Borrower and/or Guarantor's Liabilities to Bank;
(c) compromise and settle with any person liable on such property; or (d) extend the time of payment or otherwise change the terms of the Loan Documents as to any party liable on the Loan Documents, all without notice to, without incurring responsibility to, and without affecting any of the Obligations or Liabilities of Guarantor.

17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY


     VA061                            -3-                     Approved: 07/01/95
                                                              Revised:  05/30/96

INCONSISTENCY. THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION. THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE. DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

18. Controlling Document. To the extent that this Continuing and Unconditional Guaranty conflicts with or is in any way incompatible with any other Loan Document concerning this Obligation, any promissory note shall control over any other document, and if such promissory note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

19. Execution Under Seal. This Guaranty is being executed under seal by Guarantor.

20. NOTICE OF FINAL AGREEMENT. THIS WRITTEN CONTINUING AND UNCONDITIONAL GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed under seal on the 23rd day of December, 1997.

Witnessed By:                              Corporate or Partnership Guarantor:

                                           TAKE-TWO INTERACTIVE SOFTWARE. INC.

                                           By: /s/ Ryan A. Brant          [Seal]
-----------------------------------            ---------------------------
Name:                                      Name: RYAN A. BRANT

Title:                                     Title: C.E.O.


                                           /s/ Barbara A. Ras
                                           -------------------------------
                                           Attest (If Applicable)


                                           (Corporate Seal)

State of New York )

County of New York)

This instrument was acknowledged before me on December 23, 1997, by RYAN A. BRANT, Chief Executive Officer of Take-Two Interactive Software. Inc., a ____________________ corporation, on behalf of said corporation.



                                      /s/ Gloria H. Cohan
                                      ------------------------------------------
                                      Notary Public in and for the State of
                                      New York

(Seal)                                Gloria H. Cohan
                                      ------------------------------------------
                                      Print Name of Notary



5/18/98
---------------------
My Commission Expires




     VA061                            -4-                     Approved: 07/01/95
                                                              Revised:  05/30/96

NationsBank, N.A.

                                                                Customer #533966

                                                         Date: December 23, 1997

                      Continuing and Unconditional Guaranty

================================================================================
Bank:                                        Guarantor:

NationsBank, N.A.
Banking Center:                              TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                             575 Broadway
  Mid-Atlantic Commercial Banking            New York, NY 10012
  1111 East Main Street
  Richmond, VA 23219-3500

  County: Richmond Independent City          County: New York

================================================================================

     "Borrower": INVENTORY MANAGEMENT SYSTEMS, INC.

1.  Guaranty.  FOR  VALUE  RECEIVED,  and to  induce  NationsBank.  N.A.  (Attn:
Commercial Banking) ("Bank") to make loans or advances or to extend credit or other financial accommodations or benefits, with or without security, to or for the account of Borrower, the undersigned "Guarantor", if more than one, then each of them jointly and severally, hereby irrevocably and unconditionally guarantees to Bank the full and prompt payment when due, whether by acceleration or otherwise, of any and all Liabilities (as hereinafter defined) of Borrower to Bank. This Guaranty is continuing and unlimited as to the amount, and is cumulative to and does not supersede any other guaranties.

Guarantor further unconditionally guarantees the faithful, prompt and complete compliance by Borrower with all Obligations (as hereinafter defined). The undertakings of Guarantor hereunder are independent of the Liabilities and Obligations of Borrower and a separate action or actions for payment, damages or performance may be brought or prosecuted against Guarantor, whether or not an action is brought against Borrower or to realize upon the security for the Liabilities and/or Obligations and whether or not Borrower is joined in any such action or actions, and whether or not notice is given or demand is made upon Borrower.

Bank shall not be required to proceed first against Borrower, or any other person, or entity, whether primarily or secondarily liable, or against any collateral held by it, before resorting to Guarantor for payment, and Guarantor shall not be entitled to assert as a defense to the enforceability of the Guaranty any defense of Borrower with respect to any Liabilities or Obligations.

2. Paragraph Headings, Governing Law and Binding Effect. Guarantor agrees that the paragraph headings in this Guaranty are for convenience only and that they will not limit any of the provisions of this Guaranty. Guarantor further agrees that this Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and applicable United States federal law. Guarantor further agrees that this Guaranty shall be deemed to have been made in the Commonwealth of Virginia at Bank's address indicated above, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, or the United States courts located within the Commonwealth of Virginia, and is performable in the Commonwealth of Virginia. This Guaranty is binding upon Guarantor, his, their or its executors, administrators, successors or assigns, and shall inure to the benefit of Bank, its successors, indorsees or assigns. Anyone executing this Guaranty shall be bound by the terms hereof without regard to execution by anyone else.

3. Definitions.

     A. "Guarantor" shall mean Guarantor or any one or more of them.

     B. "Liability" or "Liabilities" shall mean without limitation, all liabilities, overdrafts, indebtedness, and obligations of Borrower and/or Guarantor to Bank, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now or hereafter existing, or held or to be held by Bank for its own account or as agent for another or others, whether created directly, indirectly, or acquired by assignment or otherwise, including but not limited to all extensions or renewals thereof, and all sums payable under or by virtue thereof, including without limitation, all amounts of principal and interest, all expenses (including reasonable attorney's fees and cost of collection) incurred in the collection thereof or the enforcement of rights thereunder (including without limitation, any liability arising from failure to comply with state or federal laws, rules and regulations concerning the control of hazardous waste or substances at or with respect to any real estate securing any loan guaranteed hereby), whether arising in the ordinary course of business or otherwise. If Borrower is a partnership, corporation or other entity tie term "Liability" or "Liabilities" as used herein shall include all Liabilities to Bank of any successor entity or entities.

     C. "Loan Documents" shall mean all deeds to secure debt, deeds of trust, mortgages, security agreements and other documents securing payment of the Liabilities and all notes and other agreements, documents, and instruments evidencing or relating to the Liabilities and Obligations.

     D. "Obligation" or "Obligations" shall mean all terms, conditions, covenants, agreements and undertakings of Borrower and/or Guarantor under all notes and other documents evidencing the Liabilities, and under all deeds to secure debt, deeds of trust, mortgages, security agreements and other agreements, documents and instruments executed in connection with the Liabilities or related thereto.

4. Waivers by Guarantor. Guarantor waives notice of acceptance of this Guaranty, notice of any Liabilities or Obligations to which it may apply, presentment, demand for payment, protest, notice of dishonor or nonpayment of any Liabilities, notice of intent to accelerate, notice of acceleration, and notice of any suit or the taking of other action by Bank against Borrower, Guarantor or any other person, any applicable statute of limitations and any other notice to any party liable on any Loan Document (including Guarantor).

     VA061                            -1-                    Approved: 07/01/95
                                                             Revised:  05/30/96

Each Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against Borrower that arises hereunder and/or from the performance by any other Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Bank against Borrower or against any security which Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

Guarantor also waives the benefits of any provision of law requiring that Bank exhaust any right or remedy, or take any action, against Borrower, any Guarantor, any other person and/or property including but not limited to the provisions of the Virginia Code ss.49-25 and the Virginia Code ss.49-26, as amended, or otherwise.

Bank may at any time and from time to time (whether before or after revocation or termination of this Guaranty) without notice to Guarantor (except as required by law), without incurring responsibility to Guarantor, without impairing, releasing or otherwise affecting the Obligations of Guarantor, in whole or in part, and without the indorsement or execution by Guarantor of any additional consent, waiver or guaranty: (a) charge the manner, place or terms of payment, or change or extend the time of or renew, or change any interest rare or alter any Liability or Obligation or installment thereof, or any security therefor:
(b) loan additional monies or extend additional credit to Borrower, with or without security, thereby creating new Liabilities or Obligations the payment or performance of which shall be guaranteed hereunder, and the Guaranty herein made shall apply to the Liabilities and Obligations as so changed, extended, surrendered, realized upon or otherwise altered; (c) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Liabilities or Obligations and any offset there against, (d) exercise or refrain from exercising any rights against Borrower or others (including Guarantor) or act or refrain from acting in any other manner; (e) settle or compromise any Liability or Obligation or any security therefor and subordinate the payment of all or any part thereof to the payment of any Liability or Obligation of any other parties primarily or secondarily liable on arty of the Liabilities or Obligations; (f) release or compromise any Liability of Guarantor hereunder or any Liability or Obligation of any other parties primarily or secondarily liable on any of the Liabilities or Obligations; or (g) apply any sums from any sources to any Liability without regard to any Liabilities remaining unpaid.

5. Subordination. Upon demand of Bank, Guarantor agrees that it will not demand, take or receive from Borrower, by set-off or in any other manner, payment of any debt, now and at any time or times hereafter owing by Borrower to Guarantor unless and until all the Liabilities and Obligations shall have been fully paid and performed, and any security interest, liens or encumbrances which Guarantor now has and from time to time hereafter may have upon any of the assets of Borrower shall be made subordinate, junior and inferior and postponed in priority, operation and effect to any security interest of Bank in such assets.

6. Waivers by Bank. No delay on the part of Bank in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Guarantor to Bank in any other respect at any other time.

7. Termination. This Guaranty shall be binding on each Guarantor until written notice of revocation signed by such Guarantor or written notice of the death of such Guarantor shall have been received by Bank, notwithstanding change in name, location, composition or structure of, or the dissolution, termination or increase, decrease or change in personnel, owners or partners of Borrower, or any one or more of Guarantor. No notice of revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Liabilities or Obligations that shall have been committed, created, contracted, assumed or incurred prior to receipt of such written notice pursuant to any agreement entered into by Bank prior to receipt of such notice. The sole effect of such notice of revocation or termination hereof shall be to exclude from this Guaranty, Liabilities or Obligations thereafter arising that are unconnected with Liabilities or Obligations theretofore arising or transactions entered into theretofore.

In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Liabilities existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of death of the deceased Guarantor pursuant to a commitment made by Bank to Borrower prior to the date of such death. As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Liabilities existing at that time, but also as to Liabilities thereafter incurred by Borrower to Bank.

8. Partial Invalidity and/or Enforceability of Guaranty. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein and the invalid by or unenforceability of any provision of any Loan Document as it may apply to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

In the event Bank is required to relinquish or return the payments, the collateral or the proceeds thereof, in whole or in part, which had been previously applied to or retained for reapplication against any Liability, by reason of a proceeding to arising under the Bankruptcy Code, or for any other reason, this Guaranty shall automatically continue to be effective notwithstanding any previous cancellation or release affected by Bank.

9. Change of Status. Guarantor will not become a party to a merger or consolidation with any other company, except where Guarantor is the surviving corporation or entity, and all covenants under this Guaranty are assumed by the surviving entity. Further, Guarantor may not change its legal structure, without the written consent of Bank and all covenants under this Guaranty are assumed by the new or surviving entity. Guarantor further agrees that this Guaranty shall be binding, legal and enforceable against Guarantor in the event Borrower changes its name, status or type of entity.

10. Financial and Other Information. Guarantor agrees to furnish to Bank any and all financial information and any other information regarding Guarantor and/or collateral requested in writing by Bank within ten (10) days of the date of the request. Guarantor has made an independent investigation of the financial condition and affairs of Borrower prior to entering into this Guaranty, and Guarantor will continue to make such investigation; and in entering into this Guaranty Guarantor has not relied upon any representation of Bank as to the financial condition, operation or creditworthiness of Borrower. Guarantor further agrees that Bank shall have no duty or responsibility now or hereafter to make any investigation or appraisal of Borrower on behalf of Guarantor or to provide Guarantor with any credit or other information which may come to its attention now or hereafter.

     VA061                            -2-                    Approved: 07/01/95
                                                              Revised:  05/30/96

11. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action to the address of Guarantor or Bank, at their respective addresses indicated at the beginning of this Guaranty, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

12. Guarantor Duties. Guarantor shall upon notice or demand by Bank promptly and with due diligence pay all Liabilities and perform and satisfy all Obligations for the benefit of Bank in the event of (a) the occurrence of any default under any Loan Documents; (b) the failure or any Borrower or Guarantor to perform any obligation or pay any liability or indebtedness of any Borrower or Guarantor to Bank, or to any affiliate of Bank, whether under any Note, Guaranty, or any other agreement, now or hereafter existing, as and when due (whether upon demand, at maturity or by acceleration); (c) the failure of any Borrower or Guarantor to pay or perform any other liability, obligation or indebtedness of any Borrower or Guarantor to any other party; (d) the death of any Borrower or Guarantor (if an individual); (a) the resignation or withdrawal of any partner or a material Owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (f) the commencement of a proceeding against any Borrower or Guarantor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Borrower or Guarantor or the merger or consolidation of any Borrower or Guarantor with or into another entity; (g) the insolvency, or the business failure of, or the appointment of a custodian, trustee, liquidator or receiver for or of any of the property of, or the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Borrower or Guarantor; (h) the sole determination by Bank that any representation or warranty to Bank in any Loan Document or otherwise to Bank was untrue or materially misleading when made; (i) the failure of Guarantor or Borrower to timely deliver such financial statements including tax returns and all schedules, or other statements of condition or other information, as Bank shall request from time to time; (j) the entry of a judgment against Borrower or Guarantor which Bank deems to be of a material nature in the sole discretion of Bank; (k) the seizure or forfeiture of any of Borrower or Guarantor's property, or the issuance of any writ of possession, garnishment or attachment, or any turnover order; (l) the sole determination by Bank that Guarantor or Borrower jointly or severally, has suffered a material adverse change in its financial condition; (m) the determination by Bank that for any reason it is insecure; (n) any lien or additional security interest being placed upon any collateral which is security for any Loan Document; or for the failure of Borrower's business to comply with any law or regulation controlling the operation of Borrower's business.

13. Remedies. Upon the failure of Guarantor to fulfill "its duty to pay all Liabilities and perform and satisfy all Obligations as required hereunder. Bank shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law, and without limiting the generality of the foregoing, Bank may, at its option and without notice or demand: (a) declare any Liability due and payable at once; (b) take possession of any collateral pledged by Borrower or Guarantor wherever located, and sell, resell, assign, transfer and deliver all or any part of said collateral of Borrower or Guarantor at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Bank may impose reasonable conditions upon any such sale, and Bank, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of said collateral to be sold, free from and discharged of all trusts, claims, rights or redemption and equities of Borrower or Guarantor whatsoever; Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein; and (c) set-off against any or all liabilities of Guarantor all money owed by Bank or any of its agents or affiliates in any capacity to Guarantor whether or not due, and also set-off against all other Liabilities of Guarantor to Bank all money owed by Bank in any capacity to Guarantor, and if exercised by Bank. Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto.

Bank shall have a properly perfected security interest in all of Guarantor's funds on deposit with Bank to secure the balance of any Liabilities and/or Obligations that Guarantor may now or in the future owe Bank. Bank is granted a contractual right of set-off and will not be liable for dishonoring checks or withdrawals where the exercise of Bank's contractual right of set-off or security interest results in insufficient funds in Guarantor's account. As authorized by law, Guarantor grants to Bank this contractual right of set-off and security interest in all property of Guarantor now or at anytime hereafter in the possession of Bank, including but not limited to any joint account, special account, account by the entireties, tenancy in common, and all dividends and distributions now or hereafter in the possession or control of Bank.

14. Attorney Fees, Cost and Expenses. Guarantor shall pay all costs of collection and reasonable attorney's fees, including reasonable attorney's fees in connection with any suit, mediation or arbitration proceeding, out of Court payment agreement, trial, appeal, bankruptcy proceedings or otherwise, incurred or paid by Bank in enforcing the payment of any Liability or defending this agreement.

15. Collateral. Bank at all times and from time to time shall have the right to require Guarantor to deliver to Bank collateral satisfactory to Bank to secure Guarantor's undertakings hereunder and/or the Liabilities of Guarantor hereunder.

16. Preservation of Property. Bank shall not be bound to take any steps necessary to preserve any rights in any property pledged as collateral to Bank to secure Borrower and/or Guarantor's Liabilities and Obligations as against prior parties who may be liable in connection therewith, and Borrower and Guarantor hereby agree to take any such steps. Bank, nevertheless, at any time, may (a) take any action it deems appropriate for the care or preservation of such property or of any rights of Borrower and/or Guarantor or Bank therein; (b) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any property pledged as collateral, to Bank to secure Borrower and/or Guarantor's Liabilities to Bank;
(c) compromise and settle with any person liable on such property; or (d) extend the time of payment or otherwise change the terms of the Loan Documents as to any party liable on the Loan Documents, all without notice to, without incurring responsibility to, and without affecting any of the Obligations or Liabilities of Guarantor.

17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."). AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY


     VA061                            -3-                    Approved: 07/01/95
                                                              Revised:  05/30/96

INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING. TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT. AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

18. Controlling Document. To the extent that this Continuing and Unconditional Guaranty conflicts with or is in any way incompatible with any other Loan Document concerning this Obligation, any promissory note shall control over any other document, and if such promissory note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

19. Execution Under Seal. This Guaranty is being executed under seal by Guarantor.

20. NOTICE OF FINAL AGREEMENT. THIS WRITTEN CONTINUING AND UNCONDITIONAL GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed under seal on the 23rd day of December, 1997.

Witnessed By:                              Corporate or Partnership Guarantor:

                                           TAKE-TWO INTERACTIVE SOFTWARE. INC.

                                           By: /s/ Ryan A. Brant          [Seal]
-----------------------------------            ---------------------------
Name:                                      Name: RYAN A. BRANT

Title:                                     Title: C.E.O.


                                           /s/ Barbara A. Ras
                                           -------------------------------
                                           Attest (If Applicable)


                                           (Corporate Seal)

State of New York )

County of New York)

This instrument was acknowledged before me on December 23, 1997, by RYAN A. BRANT, Chief Executive Officer of Take-Two Interactive Software. Inc., a ____________________ corporation, on behalf of said corporation.



                                      /s/ Gloria H. Cohan
                                      ------------------------------------------
                                      Notary Public in and for the State of
                                      New York

(Seal)                                Gloria H. Cohan
                                      ------------------------------------------
                                      Print Name of Notary



5/18/98
---------------------
My Commission Expires



     VA061                            -4-                    Approved: 07/01/95
                                                              Revised: 05/30/96

NationsBank         Borrowing Base Agreement
================================================================================

     1. Borrowing Base The aggregate principal amount of all amounts from time to time advanced pursuant to the terms of that promissory note dated December 19, 1997 in the principal amount of $5,000,000 (the "Note") shall not exceed the Maximum Amount.

     "Maximum Amount" shall mean the lesser of $5,000,000 or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to 80% of Eligible Accounts
Receivable:

          plus 50% of the value of Eligible Inventory, provided, however, that the outstanding principal balance of all advances against Borrower's Eligible Inventory shall not at any time exceed in the aggregate $5,000,000

     As used herein, "Eligible Accounts Receivable" shall mean all accounts receivable of Borrower which have been created in the ordinary course of Borrower's business and upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

          any account which is more than 90 days past due;

          any account for which there exists a right of set off, defense or discount, except regular discounts allowed in the ordinary course of business to promote prompt payment and (for which no defense or counterclaim has been asserted);

          any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the account receivable arising with respect thereto;

          Any account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

          that portion of any account from a Customer or Borrower which represents the amount by which Borrower's total accounts from such Customer exceeds 20% of Borrower's total accounts, excepting any account from Blockbuster Music, provided that such account is no more than 30 days past due.

     and any account on which the Bank is not or does not continue to be, in the Bank's sole discretion, satisfied with the credit standing of the Customer of Borrower in relation to the amount of credit extended.

     "Eligible Inventory" shall mean all of Borrower's inventory other than (a) work in process and supplies; (b) in the event that the Bank has taken a security interest in the inventory, all inventory in which the Bank does not have a first priority perfected security interest; (c) inventory on consignment;
(d) repossessed inventory; (e) obsolete inventory; (f) inventory that is not in good condition or that fails to meet government standards; and (g) inventory that the Bank in its sole discretion determines to be ineligible. Inventory will be valued based on book value. As used herein, the term "book value" shall mean.

     "Customers" shall mean the account debtors obligated on the Accounts Receivables.

     "Accounts Receivables" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, document, and general intangibles arising from the sale of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefore, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

     "Inventory" shall mean all of the Borrower's inventory, including: all raw materials, work-in-process and finished goods of every kind and character, whether presently in existence or hereafter acquired and wherever located.

     2. Advances. The amounts of advances under the Note shall be determined in the sole discretion of the Bank consistent with the value of the Eligible
Accounts Receivable and the Eligible Inventory, taking into account all fluctuations of the value thereof in light of the Bank's experience and sound business principles. The Bank shall be under no obligation to make any advance to Borrower in excess of the limitations stated above.

     3. Reporting. In addition to any reporting requirements required under the Loan Agreement to which this Borrowing Base Addendum is attached, the Borrower will submit the following in form and substance satisfactory to Bank:

          Accounts Receivable Aging. Not later than 15 days after and as of the end of each month, a listing of accounts receivable aged from date of invoice.

          Borrowing Base Certificate. Not later than 15 days after and as of the end of each month, a borrowing base certificate.

          Inventory Listing: Not later than 15 days after and as of the end of each quarter, a listing of accounts receivable aged from date of invoice

     4. Mandatory Payment In the event the aggregate principal outstanding balance of advances under the Note exceed the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Note below the Maximum Amount.

Borrower: Inventory Management Systems, Inc.

By:  /s/ David P. Clark         (Seal)
     ---------------------------
Name:  David P. Clark
Title: President


Borrower: Alliance Inventory Management, Inc.

By:  /s/ David P. Clark         (Seal)
     ---------------------------
Name:  David P. Clark
Title: President



Attest:

By:  /s/ Barbara A. Ras         (Seal)
     ---------------------------
Name:  Barbara A. Ras
Title: Secretary


Bank:

NationsBank, N.A.

By: __________________________________

NationsBank         Borrowing Base Certificate
================================================================================
Status as of, 19


In accordance with the terms of the Borrowing Base Agreement attached as Exhibit A to that Loan Agreement dated December 16, 1997, by and between Inventory Management Systems, Inc. and Alliance Inventory Management, Inc. and NationsBank, N.A., we hereby represent and warrant as follows:

1.  Total Accounts Receivable                          $
                                                       -----------------------
2.  Less ineligible accounts receivable
    (as set forth in the Borrowing Base
    Agreement)                                         $
                                                       -----------------------

3.  Net Accounts Receivable                            $
                                                       -----------------------

4.  a. __% of Eligible Accounts Receivable             $
                                                       -----------------------

    b. __% of Eligible Inventory (not to exceed
          $_______________)                            $
                                                       -----------------------

    c. __%of___________                                $
                                                       -----------------------

    d. Less _____________                              $
                                                       -----------------------

    e. Total Available                                 $
                                                       -----------------------

 5. Maximum loan amount                                $
                                                       -----------------------

6.  Outstanding balance as of report date              $
                                                       -----------------------

7.  Available for further advances
    (lessor of
    line 4e or line 5 minus line 6)                    $
                                                       -----------------------


Borrower:

Inventory Management Systems, Inc.

By:

-----------------------------------